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                                                                   Exhibit 10.16

This offer is voidable at Global Crossing's option if not signed by Customer and returned to Global Crossing by May 3, 2000.

                   SELECT ACCOUNT NETWORK SERVICES AGREEMENT

                               SANS Option #___

This is an Agreement between Global Crossing Telecommunications, Inc. located at 30300 Telegraph Road, Bingham Farms, MI 48025-4510 ("Global Crossing") and Village Fax located at 14471 Chambers Road, #105, Tustin, CA 92780-6969 (the "Customer").

PURCHASE OF SERVICES/TERM/ TARIFF REGULATIONS

1. Subject to Customer meeting Global Crossing's credit criteria, this Agreement is binding on the parties on the date signed by Global Crossing below (by the Manager, Special Pricing, or by a Global Crossing Director or VP). Customer's commitment to purchase Global Crossing telecommunication services (the "Services") for a minimum term of 12 monthly billing cycles starts with the billing cycle in which the discount credits listed in paragraph 5. below are first implemented (the "Initial Term").

2. After the Initial Term, this Agreement automatically renews for successive 12 month terms unless Global Crossing or Customer provides written notice of cancellation prior to the end of the Initial Term or the then current term. Global Crossing will provide Customer with at least 60 days prior written notice of the expiration date of the current term.

3. Global Crossing agrees to provide the Services in accordance with the applicable rates and terms and conditions set out in its existing federal and state tariffs as the same may be revised from time to time by Global Crossing (the "Tariff"). Customer shall not resell the Services unless it has proper federal and state regulatory authorization as a telecommunications service provider.

PAYMENT TERMS/DISCOUNT CREDITS/MINIMUM USAGE

4. Payment terms are 30 days after the invoice date. Customer has a monthly credit limit of $15,000. If Customer's charges are projected to exceed its credit limit, Global Crossing may review Customer's credit profile and may require a security deposit or other assurances of payment from Customer as a condition to continuing to provide Service.

5. Customer will receive the following discount credits off the tariffed rates for the Global Crossing Signature(TM) one year, $3,000 term plan in effect when calls are made for domestic (other than domestic off-shore) inbound and outbound usage: 49.86% for dedicated interstate, 11.36% for dedicated intrastate and 13.16% for dedicated intralata California usage. Domestic off-shore includes Alaska, Hawaii, Puerto Rico, U.S. Virgin Islands, Guam and Saipan. Customer will receive the Signature International Power Plan pricing, as well as the Signature Calling Card Plan pricing. Discount credits are applied against interstate and international usage charges. In addition, Customer shall receive a discounted monthly recurring rate for toll-free numbers of $1.00 per number per month. The rates/discounts under this Agreement are only available for Customer owned ocations for which Customer has assumed payment responsibility. If Global Crossing increases the underlying tariff rates for the domestic services being discounted above, then Global Crossing agrees to give the customer additional credits to offset the increase.

6. Taxes, pass through charges for local service provider/governmental/regulatory assessments (such as Universal Service Fund, PICC and payphone surcharges) are not subject to discounts and are charged to Customer separately. Monthly recurring (including per line) charges, directory/operator assistance, calling card, international, domestic off-shore, MultiPoint inbound, cellular and paging calls are not eligible for the above discount credits. The discount credits replace any standard volume discounts or promotions that may from time to time be offered for the Services.

7. Commencing with its third invoice hereunder, Customer is liable for a gross (prior to discount credits) monthly minimum charge of $7,500 (the "Minimum Charge"). Governmental assessments, non-recurring charges, operator assistance charges and local loop and third party pass-through charges are not included in calculating the Minimum Charge. If Customer has elected Global Crossing's Corporate Billing option, eligible charges from all Customer locations covered under this Agreement will be aggregated in calculating the Minimum Charge, otherwise each individual Customer account is subject to the Minimum Charge. Customer is responsible for any (i) Global Crossing and local service provider monthly recurring charges for dedicated circuits/loops necessary for the Services, and (ii) costs incurred by Global Crossing, including without limitation, any local service provider contract termination charges, if such circuits/loops are canceled prior to activation of the Services, or the completion of the term commitment made by Customer under this Agreement. Notwithstanding the foregoing, Global Crossing agrees to waive the installation charges for up to 10 T-1 dedicated circuits.

TERMINATION OF AGREEMENT/SERVICES

8. A. If Customer is dissatisfied with Global Crossing network quality (including any Year 2000 service disruptions) or sales or service support (but not rates or pricing), Customer may by written notice sent to Specialized Services Group, 20 Oak
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Hollow, Southfield, MI 48034; Fax # 1-800-783-4523, cancel this Agreement without liability for the termination fee set forth in subparagraph B. below if:
(i) the problem is not caused by Customer or its vendors and is attributable to facilities or causes within Global Crossing's reasonable control; (ii) Global Crossing is unable to resolve a covered problem to Customer's reasonable satisfaction within 15 days after receipt of Customer's written notice; and
(iii) Customer's account with Global Crossing is current (no outstanding balance older than 30 days) at the time of cancellation. If cancellation occurs during Customer's initial 90 days of service, then Global Crossing will also reimburse Customer for any changeover fees it incurred in transferring its service to Global Crossing (up to a maximum of $200).

  B. If the Services are canceled prior to expiration of the Initial Term or the then current term either: (i) by Global Crossing for Customer's breach, or
(ii) by Customer except in accordance with subparagraph A. above, Customer is liable for a termination fee equal to the Minimum Charge times the number of months remaining on the unexpired term, plus any cancellation charges under paragraph 7. and any applicable governmental assessments. Customer agrees that the termination fee is based on an agreed minimum usage commitment by Customer and is not a penalty.

MISCELLANEOUS

9. Customer may not assign this Agreement or any of its rights or obligations herein without Global Crossing's prior written consent, which consent shall not be unreasonably withheld.

10. Customer shall treat the contents of this Agreement as a confidential matter between the parties and not disclose the same to third parties. This Agreement, the Tariff and any Global Crossing service orders signed by Customer represent the entire understanding between Global Crossing and Customer with respect to the Services and supersede any prior written or oral offers or proposals provided by Global Crossing or its representatives not specifically incorporated herein by reference. If there is a conflict between the terms of this Agreement or any other documents incorporated herein and any applicable Tariff, the terms of the Tariff govern. Global Crossing shall not be bound by any handwritten or typed changes to this Agreement not specifically approved by it in writing. Except with respect to Tariff changes, any amendments to this Agreement must be signed by a Global Crossing VP and an authorized Customer representative.

11. Except to the extent pre-empted by federal law, any claim arising under this Agreement is governed by the laws of Michigan without regard to its choice of law principles.

VILLAGE FAX:                              GLOBAL CROSSING ACCEPTANCE:

By:      /s/ K.M. Conner                  By:     /s/ Michael L. Riddell
   -------------------------------           ---------------------------------

Title:        President                   Printed Name:   Michael L. Riddell
      ----------------------------                    ------------------------

Printed Name:   Mason Conner              Title:     Director of Pricing
             ---------------------              ------------------------------
Date:         4/20/00                     Date:             5/1/00
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4/14/00